                                                                EXHIBIT 10.43

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.

                                LICENSE AGREEMENT

         LICENSE AGREEMENT (this "AGREEMENT"), dated as of June 28, 1996, between PERSEPTIVE BIOSYSTEMS, INC., a Delaware corporation, and its wholly owned subsidiaries, PERSEPTIVE TECHNOLOGIES II CORPORATION ("PTC-II"), a Delaware corporation, and VESTEC CORPORATION, a Texas corporation ("VESTEC"), (collectively, "PERSEPTIVE"), and CHEMGENICS PHARMACEUTICALS INC., a Delaware corporation ("CHEMGENICS"). All capitalized terms shall have the respective meanings set forth in Section 1 hereof and Schedule A hereto.

                                R E C I T A L S :

         A. PerSeptive and ChemGenics are parties to a Master Agreement dated as of May __, 1996 (the "MASTER AGREEMENT").

         B. PerSeptive is the owner or licensee of rights in certain Technology and certain patent rights relating thereto.

         C. PerSeptive is willing to grant to ChemGenics and ChemGenics desires to acquire from PerSeptive, a non-exclusive worldwide license within the Field, under such Technology and patent rights for the purpose of allowing ChemGenics to discover drugs and develop, market, sell, import and/or deliver, certain Products and Services.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce each other to enter into the Master Agreement, PerSeptive and ChemGenics hereby agree as follows:

         1.       DEFINITIONS.

                  1.1. DEFINITIONS. As used herein, capitalized terms shall have the respective meanings set forth below and in Schedule A attached hereto, which is incorporated by this reference as though fully set forth herein.

                  1.2. SINGULAR AND PLURAL. Singular and plural forms, as the case may be, of terms defined herein shall have correlative meanings.

         2.       GRANT OF LICENSES.

                  2.1. GRANT OF LICENSE TO CHEMGENICS.

                           2.1.1. PERSEPTIVE PATENT RIGHTS AND ASSOCIATED
TECHNOLOGY.

(a) Subject to the terms and conditions of this Agreement, PerSeptive hereby grants to ChemGenics a non-exclusive, irrevocable, worldwide, royalty-free fully paid right and
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                                      - 2 -



license, terminable only as set forth in Sections 9.2, 9.3 or 9.4, solely within the Field, to (a) develop, make, have made, use, offer to sell, sell and import any Products and/or to provide any Services the use, manufacture, sale or provision of which is Covered By one or more claims of the PerSeptive Patent Rights and (b) develop, make, have made, use, offer to sell, sell and import any Products and/or provide any Services incorporating, utilizing, manufactured using, based upon, arising out of, or derived from the Associated Technology. In addition, to the extent that ChemGenics acquires, or acquires the right to use, any PerSeptive products (including any prototypes or "beta-test" products) pursuant to this Agreement, the Master Agreement any other agreement executed in connection therewith, ChemGenics shall have all rights which ChemGenics would have under PerSeptive's standard User Licenses to use such products as if ChemGenics were a customer of PerSeptive or a purchaser in the market of such PerSeptive products. Notwithstanding the foregoing or any other provision of this Agreement, neither ChemGenics nor any Partner shall have any right or license to the Licensed Technology which is PerSeptive Patent Rights or Confidential Information of PerSeptive to develop, make, have made, offer to sell, sell or otherwise distribute Products that are Tools which are Covered By PerSeptive Patent Rights or which are based upon, arise out of, use or are derived from Licensed Technology which is Confidential Information of PerSeptive; and ChemGenics shall not have the right to grant sublicenses of the Licensed Technology except to the extent necessary to permit any Partner of ChemGenics to conduct research and/or development within the Field on such Partner's premises pursuant to the terms of such Partner's agreement with ChemGenics or to manufacture and sell any drugs developed in conjunction with ChemGenics pursuant to such agreement and subject to the confidentiality and non-use obligations of Section 5.3 hereof; provided that no such Partner shall thereby have any right or license to (i) make, have made, offer to sell, sell, license or otherwise distribute any products or to deliver any services to any Person the use of which is Covered By the PerSeptive Patent Rights or which incorporates, utilizes, is manufactured using, is based upon, arises out of, or is derived from the Associated Technology except for drugs developed in conjunction with ChemGenics; or (ii) practice the Licensed Technology on or in connection with the making, use or operation of any Tools unless such right has been acquired from PerSeptive outside of this Agreement.

         (b) Subject to the terms and conditions of this Agreement, PerSeptive further grants to ChemGenics an exclusive, irrevocable, worldwide, royalty free fully paid right and license, terminable only as set forth in Section 9.3, to all PerSeptive Patent Rights and Associated Technology, that (i) arise out of the research projects listed on Schedule D which were part of the Drug Discovery Program (as defined in the Master Agreement), and (ii) specifically relate to the potential drugs, drug candidates and drug targets which were the subject of those research projects (the foregoing PerSeptive Patent Rights and Associated Technology being called the "Discovery Program Technology"), to develop, make, have made, use, offer to sell, sell and import such drugs, drug candidates or drug targets. PerSeptive expressly reserves all rights (subject to the license in the Field granted in Section 2.1.1(a)) to the Discovery Program Technology for all uses other than as drugs, drug candidates, or drug targets; provided, however, that PerSeptive shall not offer for sale, sell or distribute (or license any Person to do so) any compound or molecule which is part of the Discovery Program Technology for any use which would interfere with or adversely affect (i) ChemGenics' ability to market a compound or molecule which is part of the Discovery

Program Technology as a drug, drug candidate, or drug target or (ii) ChemGenics' profitability from such marketing; provided, further, that the restriction in the preceding clause shall not restrict PerSeptive's rights in the PerSeptive Field.

         (c) For the avoidance of doubt, it is acknowledged and agreed that the foregoing rights and licenses include the right to (i) develop, make, have made, use, offer to sell, sell and import Products which are diagnostic analytes or reagents or targets which are not Covered By PerSeptive Patent Rights or which are not Licensed Technology which is Confidential Information for specific diseases or patient conditions and Products for diagnostic use which incorporate such analytes or reagents or targets, and (ii) grant rights to Partners to do so.

                           2.1.2. RESTRICTIONS ON FUTURE LICENSES. PerSeptive
agrees that, without the prior consent of ChemGenics, it shall not (a) utilize the Licensed Technology in the Field or (b) grant a license or other right to any third party to do the same, provided, however, that, without ChemGenics' consent, PerSeptive may grant to purchasers of its products restricted or unrestricted User Licenses within or outside the Field and may provide and perform and permit others to perform pre- and post-sale service, consistent with PerSeptive's current practice, related to such products within or outside the Field. Except for the licenses and rights granted by Section 2.1.1 hereof and the restrictions contained in the preceding sentence, PerSeptive reserves the exclusive (against ChemGenics and all other Persons) worldwide right to develop and use, and to license to any Person and authorize further sublicenses with respect to, the Associated Technology and the PerSeptive Patent Rights and to develop, make, have made, use, offer to sell, sell and import products and/or provide services utilizing or Covered By the Licensed Technology within or outside of the Field.

                           2.1.3. THIRD-PARTY TRANSFERS OF RIGHTS TO PERSEPTIVE.
In the event that PerSeptive has licensed from a third party any of the Licensed Technology licensed to ChemGenics pursuant to Section 2.1.1 hereof, PerSeptive hereby grants to ChemGenics a non-exclusive license of such Licensed Technology to the extent that, and for as long as, PerSeptive can provide such rights and subject to any royalty obligations as hereinafter provided. With respect to any patent rights or Technology granted or assigned to PerSeptive in the future pursuant to an agreement with any Person other than ChemGenics, the license granted to ChemGenics hereunder shall be no greater in scope than the rights that PerSeptive has a right to grant under such agreement and shall be otherwise subject to any obligations assumed by PerSeptive in consideration of the grant or assignment of such rights to PerSeptive which are to be sublicensed to ChemGenics. PerSeptive agrees that in negotiating any such agreement with a Person other than ChemGenics, it will use reasonable efforts to obtain the right to fully license ChemGenics hereunder for all such patent rights or Technology in the Field. In the event of any conflict or inconsistency between any provision of any such sublicense to ChemGenics and any provisions of Sections 5.3, 5.4, 7, 8 or 13 of this Agreement, the said provisions of this Agreement shall prevail. ChemGenics shall not take any action, or fail to take any action within its control, that would constitute or give rise to a breach or other violation by PerSeptive of any such agreement. Without limiting the foregoing, to the extent that the sale or other action by ChemGenics or its permitted sublicensees of Products would give rise to a royalty or other payment obligation under any such agreement, ChemGenics shall pay and require its sublicensees to pay such amount. In the event that PerSeptive acquires for value from a Person other than ChemGenics after the date hereof during the period this Agreement is in effect patent rights or Technology useful in development of Products or Services in the Field, nothing in this Agreement or any other agreement between the parties, other than Section 2.1.2 hereof, shall be construed to prohibit or restrict PerSeptive from continuing to manufacture and sell any product so acquired or from selling, licensing, or developing the acquired patent rights or Technology and any successor product or improved product so developed, and any such patent rights or Technology acquired after the date of this Agreement shall be licensed non-exclusively to ChemGenics in the Field subject to the terms of Sections 2.1.1 and 2.1.2 and this Section 2.1.3.

                  2.2. NO RESTRICTIONS ON PERSEPTIVE'S OTHER BUSINESSES. Nothing in this Agreement shall be interpreted to preclude PerSeptive or any of its Affiliates or licensees or sublicensees from engaging in its current business of designing, manufacturing, marketing, selling and licensing products and instrumentation systems for the purification, synthesis, sequencing or analysis of biomolecules and providing tools to the life sciences industry, or from making, selling or licensing, to any Person and for any purpose within or outside the Field, instruments, equipment, machinery, apparatus, devices, media, reagents, compounds, resins, activators, linkers, particles, supports and other materials and substances (including, without limitation, oligomers, peptides and other molecules), tools or other products (and systems comprising the foregoing) or from providing any services outside the Field or any pre- and post-sale services, consistent with PerSeptive's current practice, related to the sale or license of the foregoing within the Field for or capable of, biomolecular purification, diagnosis, synthesis, sequencing or analysis incorporating, utilizing, manufactured using, based upon, arising out of, or derived from any Licensed Technology, including without limitation POROS(R) media, chromatography columns, separation devices, computer workstations, mass spectrometers, synthesizers, sequencers and other instruments and equipment.

                  2.3 NO RESTRICTIONS ON CHEMGENICS DRUG COMMERCIALIZATION. Nothing in this Agreement shall prevent ChemGenics or its Partners from developing, making, having made, selling, licensing or otherwise commercializing and distributing (i) any drugs or drug candidates discovered by ChemGenics or its Partners with or without the use of the Licensed Technology, and (ii) any Tools which are not Covered By PerSeptive Patent Rights or which do not incorporate, utilize or arise out of and are not manufactured, using and are not based upon or derived from Associated Technology which is Confidential Information. The foregoing shall not relieve ChemGenics from its obligations under the Non-Competition Agreement (as defined in the Master Agreement).

                  2.4. RIGHTS TO JOINTLY DEVELOPED INVENTIONS.

                           2.4.1. JOINT INVENTIONS JOINTLY OWNED. All right,
title and interest to any inventions or improvements within or outside the Field developed jointly by the Parties shall be the joint property of the Parties. Joint inventorship shall be determined in

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.

accordance with United States Patent Law; provided however, that for the avoidance of doubt, it is acknowledged and agreed that the use or incorporation by ChemGenics of Licensed Technology in the making of an invention or improvement will not, by itself, make such invention or improvement jointly owned.

                           2.4.2. JOINT INVENTIONS IN THE FIELD. If ChemGenics
shall determine that any joint inventions or improvements made within five (5) years from the date hereof shall be primarily and significantly useful in the Field, it shall so notify PerSeptive in writing and, PerSeptive shall be precluded from selling, licensing or otherwise distributing any Tools (i) which are Covered By patents or patent applications claiming or, (ii) incorporating, manufactured using, based upon, using, arising out of or derived from, such invention or improvement to any third party for a period of [*******] following the date that the invention or improvement was made. If PerSeptive shall object to such determination in writing within thirty (30) days after such notice, the Parties shall negotiate in good faith to resolve whether such invention or improvement is primarily and significantly useful in the Field and if they cannot, the matter shall be referred to and determined by arbitration in accordance with Section 15 hereof.

                           2.4.3. RESTRICTIONS ON LICENSING JOINT INVENTIONS.
Without the prior written consent of PerSeptive, ChemGenics shall not grant a license or other right to any third party to develop, make, have made, use, offer to sell, sell, import, license or otherwise distribute any Tools in the PerSeptive Field Covered By, using, arising out of or derived from any invention or improvement jointly owned by the Parties. Without the prior written consent of ChemGenics, PerSeptive shall not grant a license or other right to any third party to use or practice any invention or improvement jointly owned by the Parties, or to develop, make, have made, use, offer to sell, sell, import or otherwise distribute any products or deliver any services, in the Field Covered By, using, arising out of or derived from any such joint invention or improvement; provided, however, pursuant to Section 2.4.2 hereof, PerSeptive shall have the right to grant restricted or unrestricted User Licenses and provide and perform and permit others to perform pre- and post-sale services, consistent with PerSeptive's current practice, to purchasers of or related to Tools that may be Covered By, use, arise out of or be derived from any such joint invention or improvement.

                           2.4.4. JOINT INVENTIONS WHICH ARE DRUGS. In the event
that any joint invention is a drug or drug candidate, PerSeptive hereby grants to ChemGenics an exclusive, irrevocable, worldwide, royalty free, fully paid right and license, terminable only as set forth in Section 9.3, to the Licensed Technology to the extent necessary to further develop, and to make, have made, use, offer to sell, sell and import such drug or drug candidate.

         3.       PAYMENT.

         The consideration delivered to PerSeptive on the Closing Date in accordance with the Master Agreement, by ChemGenics (excluding the Earnout Shares, as defined therein) shall constitute the consideration for PerSeptive's entering into this Agreement. The Parties agree that no future performance is required by PerSeptive during the term of this Agreement or otherwise in order to earn the consideration described in this Section 3.

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PERSEPTIVE. PerSeptive PTC-II and Vestec represent, warrant and covenant to ChemGenics as follows:

                           4.1.1. Each of PerSeptive Biosystems, Inc., PTC-II
and Vestec is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;

                           4.1.2. The execution, delivery and performance of
this Agreement have been duly authorized by all necessary corporate action on the part of PerSeptive Biosystems, Inc., PTC-II and Vestec;

                           4.1.3. This Agreement has been duly executed and
delivered by PerSeptive and PTC-II and is a legal, valid and binding obligation of each of PerSeptive Biosystems, Inc., PTC-II and Vestec, enforceable against each of them in accordance with its terms;

                           4.1.4. The execution, delivery and performance of
this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of PerSeptive Biosystems, Inc., PTC-II or Vestec or any agreement, document, instrument, indenture or other obligation of PerSeptive Biosystems, Inc., PTC-II or Vestec; and

                           4.1.5. Neither PerSeptive Biosystems, Inc., PTC-II
nor Vestec shall enter into any agreement, make any commitment, take any action or fail to take any action that would contravene any material provision of, or materially derogate or restrict any of the rights and licenses granted to ChemGenics under, this Agreement.

                           4.1.6. PerSeptive shall grant ChemGenics reasonable
access to any prototype systems, instruments or other equipment (including any reagents or media relating thereto) relevant to the Field, at such time as PerSeptive shall reasonably deem access by third parties to such prototype is appropriate, and subject to reasonable terms and conditions. In the event that PerSeptive wishes to "beta test" any such system, instrument, equipment, reagents or media on the premises of one or more of its customers, PerSeptive shall give ChemGenics the opportunity, if ChemGenics so chooses, to be one of the first such beta-test sites, subject to reasonable terms and conditions.

                           4.1.7. Schedule B sets forth a list of all patents
and patent applications currently owned or exclusively licensed by PerSeptive, including all patents and patent applications used in the Drug Discovery Program (as defined in the Master Agreement). To the best of PerSeptive's knowledge, all patents listed in Schedule B are valid and in full force and all applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. To the best of PerSeptive's knowledge, there has been no infringement by PerSeptive or its Affiliates with respect to any patent rights of others in the conduct or operation of the Drug Discovery Program. Except as disclosed in Schedule B, none of the patents or patent applications listed or described in Schedule B is involved in any interference or opposition proceeding, and there has been no written notice received by the Seller or any of its affiliates or any other indication that any such proceeding will hereafter be commenced. Also, included in Schedule B is a list of all exclusive licenses and license agreements, and the patents and patent applications covered thereby, relating to Licensed Technology that have been of significant use by PerSeptive in the Drug Discovery Program during the two year period ending on April 30, 1996. To the best of PerSeptive's knowledge, all of the licenses listed or described in Schedule B are legally valid and binding and in full force and effect. PerSeptive is not in default under any such license and, to the best of PerSeptive's knowledge, there are no defaults by any other party to any such license. None of PerSeptive's rights thereunder will be impaired by the consummation of the transactions contemplated hereby. Except as described in Schedule B, PerSeptive has not granted any person or entity any exclusive right to use any of the patents or patent applications listed therein for any purpose.

                  4.2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHEMGENICS. ChemGenics represents, warrants and covenants to PerSeptive as follows:

                           4.2.1. ChemGenics is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement;

                           4.2.2. The execution, delivery and performance of
this Agreement have been duly authorized by all necessary corporate action on the part of ChemGenics;

                           4.2.3. This Agreement has been duly executed and
delivered by ChemGenics and is a legal, valid and binding obligation of ChemGenics, enforceable against ChemGenics in accordance with its terms;

                           4.2.4. The execution, delivery and performance of
this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of ChemGenics or any agreement, document, instrument, indenture or other obligation of ChemGenics; and

                           4.2.5. ChemGenics shall not enter into any agreement,
make any commitment, take any action or fail to take any action that would contravene any material provisions of, or materially derogate or restrict any of the rights and licenses granted to, PerSeptive under this Agreement.

         5.       DISCLOSURE OF LICENSED TECHNOLOGY.

                  5.1. DOCUMENTATION AND ACCESS. Upon request by ChemGenics from time to time, PerSeptive shall, within a reasonable time thereafter, deliver to ChemGenics copies of reasonable then-existing documentation describing the Licensed Technology which is reasonably related to the scope of ChemGenics's activities within the Field. PerSeptive shall give access to and use reasonable efforts to keep ChemGenics apprised of all ongoing and future Licensed Technology created by PerSeptive and its Affiliates which is or may be useful in the Field, and shall reasonably cooperate with and provide advice to ChemGenics with respect to the implementation of new Technology which is Licensed Technology in the Field subject to the terms of this Agreement, it being understood that the level of effort required by this Section is less than the level of effort required by the Consulting and Interim Services Agreement (as defined in the Master Agreement). PerSeptive further agrees, at the request of ChemGenics, to provide reasonable additional consulting services to ChemGenics in return for commercially reasonable compensation. PerSeptive shall at all times during the term of this Agreement provide ChemGenics with access to PerSeptive's patent applications and notify ChemGenics when any patents issue thereon subject to Sections 9.2, 9.3 and 9.4 hereof. In the event the ChemGenics shall have reason to believe that PerSeptive has not complied with the requirements of this Section 5.1, it shall so notify PerSeptive and PerSeptive shall be given a reasonable opportunity to cure such non-compliance.

                  5.2. PATENTS.

                           5.2.1. PATENT PROSECUTION. PerSeptive shall have the
exclusive right, at its expense, to prepare, prosecute and maintain patent applications, and to maintain and enforce patents comprising the PerSeptive Patent Rights and, except as expressly otherwise set forth herein, otherwise deal in and with and enforce rights associated with the Licensed Technology. In the event that PerSeptive elects not to prepare, prosecute or maintain any patent application or any patent rights constituting PerSeptive Patent Rights, PerSeptive shall promptly notify ChemGenics, and ChemGenics shall have the right to prepare, prosecute and maintain any such application or right at ChemGenics's expense.

                           5.2.2. COOPERATION. ChemGenics agrees to cause each
of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by PerSeptive, and necessary for the perfection, maintenance, enforcement or defense of that PerSeptive's rights as set forth above.

                           5.2.3. IDENTIFICATION OF PATENT RIGHTS. ChemGenics
shall include in the packaging or documentation for any Products or Services, as the case may be, adequate notice of the PerSeptive Patent Rights therein.

                  5.3. CONFIDENTIAL INFORMATION. Any Party receiving Confidential Information shall use commercially reasonable efforts to: (i) maintain the confidential and proprietary status of such Confidential Information; (ii) keep such Confidential Information and each part thereof within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement; (iii) prevent the disclosure of any Confidential Information to any other Person; and (iv) ensure that such Confidential Information is used only for those purposes specifically authorized herein; provided, however, that such restriction shall not apply to any Confidential Information which is (a) independently developed by the receiving Party without reference to Confidential Information, (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving Party, (c) received without an obligation of confidentiality from a third party having the right to disclose such information, (d) released from the restrictions of this Section 5.3 by the express written consent of the disclosing Party, (e) disclosed to any actual or prospective permitted Partner, assignee, sublicensee or subcontractor of either PerSeptive or ChemGenics hereunder or under the Master Agreement (if such actual or prospective Partner, assignee, sublicense or subcontractor is subject to the provisions of this
Section 5.3 or comparable provisions of such other documents), or (f) required by law, statute, rule or court order to be disclosed (the disclosing party shall, however, use commercially reasonable efforts to obtain confidential treatment of any such disclosure) and shall notify the other party in writing of the request or requirement as soon as feasible so that such other party may make timely effort to protect or limit the conditions of disclosure of its Confidential Information. Notwithstanding clause (e), ChemGenics shall not have the right to disclose Confidential Information of PerSeptive to a prospective Partner, assignee, licensee or subcontractor which is a PerSeptive Competitor unless and until such Person becomes an actual Partner, assignee, licensee or subcontractor. Without limiting the generality of the foregoing, PerSeptive and ChemGenics each shall use its commercially reasonable efforts to obtain confidentiality agreements from its respective Partners, employees and agents, similar in scope to this Section 5.3, to protect the Confidential Information, including in the case of ChemGenics, commercially reasonable efforts to obtain the agreement of Partners who are PerSeptive Competitors to not give access to Confidential Information of PerSeptive to persons who are engaged in the portions of the Partner's business which competes with the business of PerSeptive in the PerSeptive Field. ChemGenics shall not use PerSeptive's Confidential Information for any purpose outside the Field.

                  5.4. PERMITTED DISCLOSURES. Notwithstanding the provisions of
Section 5.3 hereof, PerSeptive and ChemGenics may, to the extent necessary, disclose and use Confidential Information (other than Confidential Information furnished to a Party by a third party or which a Party has an obligation to a third party not to disclose), consistent with the rights of PerSeptive and ChemGenics otherwise granted hereunder (a) for the purpose of securing institutional or government approval to clinically test or market any Product, or (b) for the purpose of securing patent protection for an invention within the scope of the PerSeptive Patent Rights or any invention jointly owned by the parties or owned solely by ChemGenics; provided, however, that in each such instance (i) the other Party hereto shall have been notified of the permitted disclosure and (ii) except in the case of disclosures to government entities in which the party makes commercially reasonable efforts to protect the confidentiality thereof to the extent permitted by applicable law, any such disclosure shall be made to Persons which either have agreed to be bound by or are already subject to a duty of confidentiality, for the benefit of a Party hereto, substantially to the same effect as that set forth in Section 5.3 hereof.

         6.       INFRINGEMENT.

                  6.1. NOTIFICATION OF INFRINGEMENT. ChemGenics shall notify PerSeptive of any infringement or misappropriation known to ChemGenics by any Person of any Licensed Technology rights and shall provide PerSeptive with the available evidence, if any, of such infringement. If ChemGenics has actual notice of infringement by any Person of Licensed Technology rights, the respective officers of PerSeptive and ChemGenics shall confer to determine in good faith an appropriate course of action to enforce the Licensed Technology rights or otherwise abate the infringement thereof. All amounts recovered in any action to enforce Licensed Technology rights undertaken by PerSeptive and ChemGenics, whether by judgment or settlement, shall be retained by PerSeptive and ChemGenics pro rata according to the respective percentages of expenses borne by them in enforcing such rights.

                  6.2. ENFORCEMENT OF LICENSED TECHNOLOGY RIGHTS. If PerSeptive determines that enforcement of the Licensed Technology rights is appropriate, PerSeptive shall have the right, but not the obligation, at its own expense, to take appropriate action to enforce such rights; provided, however, that, if PerSeptive elects to so act, ChemGenics shall have the right to participate in the enforcement of such rights by agreeing to bear a percentage of the costs of such enforcement in such amount as the parties shall determine. All amounts recovered in any action to enforce Licensed Technology rights undertaken by ChemGenics and PerSeptive, whether by judgment or settlement, shall be retained by ChemGenics and PerSeptive pro rata according to the respective percentages of expenses borne by them in enforcing such Licensed Technology rights. If, within six (6) months after notice of infringement, PerSeptive has not commenced action to enforce such rights or thereafter ceases to diligently pursue such action, ChemGenics shall have the right, at its expense, to take appropriate action to enforce such rights as its sole remedy hereunder. All amounts recovered in any action to enforce Licensed Technology rights undertaken by ChemGenics solely at its expense, whether by judgment or settlement, shall be retained by ChemGenics. PerSeptive and ChemGenics shall fully cooperate with each other in the planning and execution of any action to enforce rights. Neither PerSeptive nor ChemGenics shall enter into any settlement that includes the grant of a license under, agreement not to enforce, or any statement prejudicial to the validity or enforceability of any Licensed Technology rights without the consent of the other, which consent shall not be unreasonably withheld or delayed.

                  6.3. DISCLAIMER OF WARRANTY; CONSEQUENTIAL DAMAGES.

                           6.3.1. Reference is made to certain representations
made by PerSeptive in Section 4.1 hereof concerning its intellectual property rights. Nothing in this Agreement shall be construed as a representation made or warranty given by PerSeptive that any patents will issue based on pending applications within the PerSeptive Patent Rights, or that any such patents which do issue will be valid. Except for the express representations and warranties set forth herein, PERSEPTIVE EXPRESSLY DISCLAIMS AND CHEMGENICS HEREBY WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING,

WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                           6.3.2. NEITHER PARTY TO THIS AGREEMENT SHALL BE
ENTITLED TO RECOVER FROM THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES.

         7.       CHEMGENICS' RIGHT TO INDEMNIFICATION.

         PerSeptive shall indemnify the ChemGenics Indemnitees, pay on demand and protect, defend, save and hold harmless each ChemGenics Indemnitee from and against, on an after-tax basis, any and all Claims incurred by or asserted against any ChemGenics Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of (a) the use of the Licensed Technology by PerSeptive or any Affiliate, agent or sublicensee of PerSeptive (other than ChemGenics) or (b) subject to Section 6.3.2, any breach of this Agreement by PerSeptive, except to the extent that any Claims shall have arisen from the negligence or willful misconduct of any ChemGenics Indemnitee. Such ChemGenics Indemnitee shall promptly notify PerSeptive of any Claim with respect to which such ChemGenics Indemnitee is seeking indemnification hereunder, upon becoming aware thereof, and permit PerSeptive at PerSeptive's cost to defend against such Claim and shall cooperate in the defense thereof. Neither PerSeptive nor such ChemGenics Indemnitee shall enter into, or permit, any settlement of any such Claim without the express written consent of the other Party which consent shall not be unreasonably withheld or delayed. Such ChemGenics Indemnitee may, at its option and expense, have its own counsel participate in any proceeding which is under the direction of PerSeptive and will cooperate with PerSeptive or its insurer in the disposition of any such matter; provided, however, that if PerSeptive shall not defend such Claim, such ChemGenics Indemnitee shall have the right to defend such Claim itself and recover from PerSeptive all reasonable attorneys' fees and expenses incurred by it during the course of such defense.

         8.       PERSEPTIVE RIGHT TO INDEMNIFICATION.

         ChemGenics shall indemnify the PerSeptive Indemnitees, pay on demand and protect, defend, save and hold harmless each PerSeptive Indemnitee from and against, on an after-tax basis, any and all Claims incurred by or asserted against any PerSeptive Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of (a) the use of any Licensed Technology by ChemGenics or any permitted sublicensee of ChemGenics (other than PerSeptive) or (b) subject to Section 6.3.2, any breach of this Agreement by ChemGenics, except to the extent that any Claims shall have arisen from the negligence or willful misconduct of any PerSeptive Indemnitee. Such PerSeptive Indemnitee shall promptly notify ChemGenics of any Claim with respect to which such PerSeptive Indemnitee is seeking indemnification hereunder, upon becoming aware thereof, and permit ChemGenics at

ChemGenics's cost to defend against such Claim and shall cooperate in the defense thereof, provided, however, that PerSeptive shall have the right, but not the obligation, to control the defense, at its expense, of any such Claims involving PerSeptive Patent Rights. Neither such PerSeptive Indemnitee nor ChemGenics shall enter into, or permit, any settlement of any such Claim without the express written consent of the other Party, which shall not unreasonably be withheld or delayed. Such PerSeptive Indemnitee may, at its option and expense, have its own counsel participate in any proceeding which is under direction of ChemGenics and will cooperate with ChemGenics and its insurer in the disposition of any such matter; provided, however, that if ChemGenics shall not defend such Claim, such PerSeptive Indemnitee shall have the right to defend such Claim itself and recover from ChemGenics all reasonable attorneys' fees and expenses incurred by it during the course of such defense.

         9.       TERM AND TERMINATION.

                  9.1. TERM. This Agreement shall be effective as of the Closing Date and shall continue in full force and effect indefinitely, unless terminated in part as provided in Sections 9.2, 9.3 or 9.4 hereof.

                  9.2. TERMINATION UPON BANKRUPTCY, ETC.. Either Party shall have the right to terminate this Agreement (except for the license granted by Section 2.1.1(b)), effective immediately upon written notice of termination to the other Party in the event that:

                           9.2.1. The other Party shall (i) seek the
liquidation, reorganization, dissolution or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (vi) adopt any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; or

                           9.2.2. A proceeding or case shall be commenced
without the application or consent of the other Party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon the other Party, seeking (i) the other Party's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the other Party or of all or any substantial part of its assets, or (iii) similar relief in respect of the other Party under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

                  9.3 TERMINATION OF MASTER AGREEMENT. If the Master Agreement shall terminate or the transactions contemplated therein are rescinded or unwound for any reason, all licenses granted under Section 2.1 hereof and the obligations of PerSeptive under Sections 4.1.6, 5.1, 6.1, 6.2 and 14 hereof shall terminate and all other provisions of the Agreement shall survive, provided, however, that, to the extent that a continuing license shall be necessary for ChemGenics to practice, exploit or commercialize any invention made by ChemGenics prior to the rescission of the Master Agreement, then (i) if the invention is a drug or drug candidate or drug target, PerSeptive shall grant to ChemGenics a worldwide non-exclusive, perpetual, royalty-free license under the Licensed Technology to the extent necessary to make, use or sell such drug, drug candidate or drug target and (ii) if the invention is not a drug, drug candidate or drug target, (a) if such continuing license is no broader than a User License that PerSeptive makes generally available to its customers, PerSeptive will provide such User License by ChemGenics from PerSeptive on terms no less favorable than those offered to its other customers and (b) if ChemGenics requires a broader license than is currently available in connection with the purchase of products under any User License then PerSeptive shall grant an additional worldwide, non-exclusive, perpetual, royalty-free license under the Licensed Technology solely to the extent necessary for ChemGenics to practice, exploit and commercialize such invention in the Field; provided that ChemGenics shall purchase the PerSeptive products necessary to obtain such User License. In addition, in the event the Master Agreement shall terminate or the transactions contemplated therein are rescinded or unwound for any reason, ChemGenics shall grant to PerSeptive a worldwide, non-exclusive, perpetual, royalty-free license in the PerSeptive Field to any improvement to the Licensed Technology made by ChemGenics between the date hereof and the date of such rescission.

                  9.4 ACQUISITION OF CHEMGENICS BY PERSEPTIVE COMPETITOR. In the event that ChemGenics shall consolidate or merge with another Person that is a PerSeptive Competitor, or convey, sell or lease to a PerSeptive Competitor all or substantially all of the stock, assets or business of ChemGenics and its subsidiaries, taken as a whole, or suffer a Change of Control in which a PerSeptive Competitor shall come to control ChemGenics, then PerSeptive may, in its sole discretion within twenty (20) days after receipt of the notice required by Section 14 hereof, give notice that it will terminate all licenses granted under Section 2.1 (except Section 2.1.1(b)) hereof and the obligations of PerSeptive under Sections 4.1.6, 5.1, 6.1, 6.2, 13 and 14 hereof effective on the closing of the relevant transaction, and upon such closing all such licenses and obligations under Sections 2.1 (except Section 2.1.1(b)), 4.1.6, 5.1, 6.1, 6.2, 13 and 14 hereof shall terminate, provided, however, that all other provisions of this Agreement shall survive.

                  9.5 INDEMNIFICATION. Notwithstanding the foregoing, the indemnification provisions of Section 8 hereof shall survive termination or expiration of this Agreement, but only with respect to Claims which arose from acts or circumstances which occurred prior to termination.

         10.      NO IMPLIED WAIVERS; RIGHTS CUMULATIVE.

         No failure on the part of PerSeptive or ChemGenics to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         11.      FORCE MAJEURE.

         PerSeptive and ChemGenics shall each be excused for any failure or delay in performing any of its respective obligations under this Agreement, other than the obligations of ChemGenics to make certain payments to PerSeptive as described in Section 3 hereof, if such failure or delay is caused by Force Majeure.

         12.      NOTICES.

         All notices, requests and other communications to PerSeptive or ChemGenics hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission, by registered mail or certified mail, return receipt requested, postage prepaid or by reliable overnight courier service providing evidence of receipt, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

              PerSeptive Biosystems, Inc.
              500 Old Connecticut Path
              Framingham, MA 01701
              Attn:  President
              Facsimile: (508) 383-7852

              With a copy to:

              Rufus C. King, Esq.
              Testa, Hurwitz & Thibeault, LLP
              125 High Street
              High Street Tower
              Boston, MA  02110
              Facsimile:  (617) 248-7100

              ChemGenics Pharmaceuticals Inc.
              One Kendall Square
              Building 300
              Cambridge, MA  02139
              Attn: President
              Facsimile: (617) 225-2997

              With a copy to:

              Jeffrey M. Wiesen, Esq.
              Mintz, Levin, Cohn, Ferris,
                  Glovsky and Popeo, P.C.
              One Financial Center
              Boston, MA  02111
              Facsimile:  (617) 542-2241

Any notice or communication given in conformity with this Section 12 shall be deemed to be effective: (i) when received by the addressee, if delivered by hand or electronic facsimile; (ii) three (3) days after mailing, if mailed; and (iii) one (1) business day after delivery to a reliable overnight courier service providing evidence of receipt.

         13.      FURTHER ASSURANCES.

         Each of PerSeptive and ChemGenics agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and to do and cause to be done such further acts and things, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request to carry out more effectively the provisions, or to better assure and confirm unto such other Party, its rights under this Agreement.

         14.      SUCCESSORS AND ASSIGNS.

         The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, PerSeptive, ChemGenics, and their respective successors and assigns, subject to the terms of Section 9.4 hereof and the remainder of this Section 14; provided, however, that ChemGenics may not assign or otherwise transfer this Agreement or any of its rights and interests, nor delegate any of its obligations, hereunder, except to a direct or indirect 100% parent or direct or indirect wholly owned subsidiary which becomes a party to the Non-Competition Agreement (as defined in the Master Agreement) and that agrees in writing to be bound by this Agreement (and in such case ChemGenics shall remain bound) without the prior written consent of PerSeptive, except pursuant to a merger or consolidation, or sale of all or substantially all of the stock, assets or business of ChemGenics and its subsidiaries taken as a whole as provided below. In the event that either Party shall consolidate or merge with another Person (other than an acquisition by such Party of another Person where the stockholders of such Party (or any subsidiary thereof) after such transaction directly or indirectly own at least a majority of the voting stock of the combined or acquired Person); or convey, sell or lease to another Person all or substantially all of the stock, assets or business of such Party and its subsidiaries, taken as a whole, or if there shall be a Change of Control of such Party, then (i) if such transaction is negotiated by such Party, such Party shall give the other Party written notice identifying the acquiring Person and the material terms of the transaction at least thirty (30) days prior to the closing thereof and (ii) the Parties shall negotiate in good faith to determine whether any changes shall be appropriate in this Agreement and/or in the consideration due to PerSeptive for the licenses granted herein as a result of the proposed transaction and the changed relationship of the Parties resulting therefrom, subject to PerSeptive's right to terminate the licenses granted herein pursuant to Section 9.4 hereof. If the Parties are unable to agree that any such changes should be made prior to the closing of the proposed transaction, then the licenses granted herein shall continue unaffected thereby upon the consummation of the transaction, subject to PerSeptive's right to terminate such licenses pursuant to Section 9.4. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 14 shall be null and void. Subject to the foregoing, any reference to PerSeptive and ChemGenics hereunder shall be deemed to include the permitted successors thereto and assigns thereof.

         15.      AMENDMENTS.

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor any consent to any departure by PerSeptive or ChemGenics therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by PerSeptive and ChemGenics, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by PerSeptive and ChemGenics.

         16.      ARBITRATION

         (a) The Parties shall attempt to resolve any dispute or controversy arising under or relating to the interpretation or meaning of this Agreement by good faith negotiations. Any matter that cannot be resolved by such good faith negotiation shall be resolved by final and binding arbitration conducted by three (3) arbitrators in Boston, Massachusetts, in accordance with the then-current American Arbitration Association ("AAA") Commercial Arbitration Rules (the "AAA Rules") as modified by this Section 16.

         (b) The arbitrators shall be selected by mutual agreement of the parties or, failing such agreement, in accordance with the aforesaid AAA Rules. At least one (1) of the arbitration panel shall be reasonably familiar with the biotechnology industry. The Parties shall bear the costs of the arbitrators equally. No arbitrator may be affiliated in any way with either Party.

         (c) The Parties shall have the right of limited pre-hearing discovery, in accordance with the U.S. Federal Rules of Civil Procedure, as then in effect, for a period not to exceed sixty (60) days.

         (d) As soon as the discovery is concluded, but in any event with thirty
(30) days thereafter, the arbitrators shall hold a hearing in accordance with the AAA Rules. Thereafter, the arbitrators shall promptly render a written decision, together with a written opinion setting forth in reasonable detail the grounds for such a decision.

         (e) Judgment may be entered in any court of competent jurisdiction to enforce the award entered by the arbitrators.

         (f) The duty of the Parties to arbitrate any dispute hereunder shall survive expiration or termination of this Agreement for any reason.

         17.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         18.      SEVERABILITY.

         If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, PerSeptive and ChemGenics hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         19.      HEADINGS.

         Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

         20.      EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

         21.      ENTIRE AGREEMENT.

         This Agreement, together with any agreements referenced herein, constitutes, on and as of the date hereof, the entire agreement of PerSeptive and ChemGenics with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between PerSeptive and ChemGenics with respect to such subject matter are hereby superseded in their entirety.

         IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed under seal and delivered as of the date first above written.


                                        PERSEPTIVE BIOSYSTEMS, INC.


                                        By:_____________________________________

                                        Title:__________________________________


                                        PERSEPTIVE TECHNOLOGIES II
                                        CORPORATION


                                        By:_____________________________________

                                        Title:__________________________________


                                        VESTEC CORPORATION


                                        By:_____________________________________

                                        Title:__________________________________


                                        CHEMGENICS PHARMACEUTICALS INC.


                                        By:_____________________________________

                                        Title:__________________________________

                                LICENSE AGREEMENT

                                   SCHEDULE A

                                   DEFINITIONS


         "AFFILIATE" of a Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock. Notwithstanding the forgoing, ChemGenics and PerSeptive shall not be deemed to be Affiliates for the purpose of this Agreement.

         "ASSOCIATED TECHNOLOGY" shall mean all Technology (including, without limitation, Technology licensed to PerSeptive, subject to Section 2.1.3 hereof) relating to or useful in the Field, other than PerSeptive Patent Rights, (i) owned or controlled by or licensed to, PerSeptive as of the date hereof, or acquired by PerSeptive hereafter that relates to and is useful in researching, developing or manufacturing Products or in the delivery of Services. "Owned or controlled" shall include Technology which PerSeptive owns, or under which PerSeptive is licensed and has the right to grant sublicenses and/or grant immunity from suit.

         "CHANGE IN CONTROL" means with respect to either Party any transaction or any event as a result of which any one or more Persons (other than a stockholder of the Party on the Closing Date) acquires or for the first time controls or is able to vote (directly or through nominees or beneficial ownership) after the Closing Date fifty percent (50%) or more of the capital stock of the Company outstanding at the time having power ordinarily to vote for directors of the Company.

         "CHEMGENICS" shall mean ChemGenics Pharmaceuticals Inc., a Delaware corporation.

         "CHEMGENICS INDEMNITEE" shall mean ChemGenics, its successors and assigns, and the directors, officers, employees, agents and counsel thereof.

         "CLAIM" shall mean any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees).

         "CLOSING DATE" shall mean _____ __, 1996.

         "CONFIDENTIAL INFORMATION" shall mean all proprietary confidential Technology owned or controlled by PerSeptive or ChemGenics, respectively, and disclosed by PerSeptive to ChemGenics or by ChemGenics to PerSeptive during the term of this Agreement.

         "COVERED BY" shall mean, with respect to any act, an act that would, in the absence of a license provided hereunder, constitute an infringement of a claim of a pending patent application, if issued as a patent, or a patent which has not been held invalid or unenforceable by a court of competent jurisdiction in a decision which is unappealable or the appeal period for which has expired without an appeal being taken.

         "DRUG DISCOVERY PROGRAM" shall have the meaning assigned to that term in the recitals to the Master Agreement.

         "FIELD" shall mean all applications of the Licensed Technology for (i) drug discovery and (ii) the development, synthesis and manufacture of drugs and drug candidates discovered by ChemGenics or its Partners.

         "FORCE MAJEURE" shall mean any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstances or event beyond the reasonable control of the party relying upon such circumstance or event.

         "LICENSED TECHNOLOGY" shall mean, collectively, the PerSeptive Patent Rights and the Associated Technology.

         "PARTIES" means PerSeptive and ChemGenics.

         "PARTNER" shall mean any Person with whom ChemGenics shall have a written research and/or development agreement or other collaborative arrangement whereby ChemGenics receives either (i) ownership rights or license rights in products of such research and/or development or (ii) royalty payments based on the sales of such products.

         "PARTY" means PerSeptive or ChemGenics.

         "PERSEPTIVE" shall mean, unless the context otherwise requires, PerSeptive Biosystems, Inc., a Delaware corporation, PTC-II and Vestec, collectively.

         "PERSEPTIVE COMPETITOR" shall mean the Persons listed in Schedule C hereto. PerSeptive may modify or supplement Schedule C from time to time to add Persons who materially compete with PerSeptive in the PerSeptive Field and shall modify Schedule C to delete Persons who do not materially compete with PerSeptive in the PerSeptive Field, subject to ChemGenics' right to reasonably object to any such modification or supplement or failure to modify Schedule C. If ChemGenics does not object in writing to such modification or supplement within twenty (20) days after receipt in writing of a modified or supplemented schedule, or if ChemGenics shall object and the Parties are able to resolve such objection after good faith negotiation within five days after PerSeptive's receipt of such written objection, then such modification or supplement shall become part of this Agreement. If the Parties are unable to resolve such objection, the matter shall be referred to arbitration in accordance with
Section 16, provided that if the list is modified or supplemented the date of such modification or supplement shall be the date the original modified or supplemented list was first delivered to ChemGenics.

         "PERSEPTIVE FIELD" shall mean the research, development, design, manufacture, importation, marketing, sales, licensing and distribution of Tools and providing Tools to the life science industry.

         "PERSEPTIVE INDEMNITEE" shall mean PerSeptive, its successors and assigns, and the directors, officers, employees, agents and counsel thereof.

         "PERSEPTIVE PATENT RIGHTS" shall mean rights (including, without limitation, rights as licensee) now owned or hereafter acquired, subject to
Section 2.1.3 hereof, by PerSeptive under (i) issued U.S. and foreign patents,
(ii) U.S. or foreign patent applications, including any patent application constituting an equivalent, counterpart, reissue, extension or continuation of any of the foregoing applications (including, without limitation, a continuation in part or division), or (iii) any patent issued or issuing upon any of the foregoing applications. A list of PerSeptive's issued patents and patent applications as of the date of this Agreement is attached hereto as Schedule B.

         "PERSEPTIVE USER LICENSE" shall mean a license or right to use or practice the Licensed Technology that is granted or conveyed in connection with the sale, license or other transfer of PerSeptive's products.

         "PERSON" shall mean any individual, partnership, limited liability company, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

         "PRODUCTS" shall mean a product or system developed by incorporating, utilizing, manufactured using, based upon, arising out of, or derived from the Licensed Technology.

         "PTC-II" shall mean PerSeptive Technologies II Corporation, a Delaware corporation, and a wholly owned subsidiary of PerSeptive Biosystems, Inc.

         "SERVICES" shall mean a method, process or procedure incorporating, utilizing, based upon, arising out of or derived from the Licensed Technology.

         "TECHNOLOGY" shall mean public and nonpublic technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, experimental methods, or results, assays, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials, any natural or man-made biological materials and any and all other intellectual property, including licenses, patents and patent applications, of any nature whatsoever.

         "TOOLS" shall mean instruments, equipment, machinery, apparatus, devices, media, reagents, compounds, resins, activators, linkers, particles, supports and other materials and substances (including, without limitation, oligomers, peptides and other molecules), tools or other products (and systems comprising the foregoing) for biomolecular purification, diagnosis, synthesis, sequencing or analysis.

         "VESTEC" shall mean Vestec Corporation, a Texas corporation, and a wholly owned subsidiary of PerSeptive Biosystems, Inc.

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


                                   SCHEDULE B

                                  CONFIDENTIAL
                           PERSEPTIVE BIOSYSTEMS, INC.
                          ISSUED U.S. & FOREIGN PATENTS


                        Pages B-1 through B-7 contain
                      confidential materials which have
                      been omitted and filed separately
                 with the Securities and Exchange Commission.

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.


                                                                          Page 1
                                                                    CONFIDENTIAL
                                                                 Attorney-Client
                                                          Privileged Information



                           PERSEPTIVE BIOSYSTEMS, INC.
                           ---------------------------

                           Pending Patent Applications



                        Pages B2-1 through B-2 contain
                  Contain confidential materials which have
                      been omitted and filed separately
                 with the Securities and Exchange Commission.

                                LICENSE AGREEMENT

                                   SCHEDULE C

                             PERSEPTIVE COMPETITORS



                                  Perkin Elmer
                                 Hewlett Packard
                                     Waters
                                     Beckman
                                     Bio Rad
                                    E. Merck
                                    Shimadzu
                                     Hitachi
                                 Thermo Electron
                               Pharmacia & Upjohn
                                    Amersham
                                      Tosoh
                                    Sepracor
                                   W.R. Grace


            and all Persons meeting the definition of an Affiliate of any of the foregoing if the 50% standard therein were changed to 20%.

             Confidential Materials omitted and filed separately
                 with the Securities and Exchange Commission.
                       Asterisks denote such omissions.



                      Confidential, Proprietary Information

                                    EXHIBIT D

                                       to
                                License Agreement
                                     between
                           PerSeptive Biosystems, Inc.
                                       and
                        ChemGenics Pharmaceuticals, Inc.
                        --------------------------------

                    Drug Discovery Program Research Projects.

   Identification of patents or patent applications which, in the opinion of PerSeptive's management, are particularly relevant to the Project (excluding patents or patent applications relating to instruments and other Tools (as defined in the License Agreement)
                                       and

   Potential Drugs, Drug Targets and Drug Candidate Which are Subjects of Drug
                      Discovery Program Research Projects

--------------------------------------------------------------------------------

[Key:  "No D.T.C." means No Potential Drugs, Drug Targets or Drug Candidates]


                        Pages D-1 through D-2 contain
                    confidential materials which have been
                         omitted and filed separately
                 with the Securities and Exchange Commission